EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77B:
 Accountants report on internal control

EXHIBIT B:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A:
Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members
of DB Hedge Strategies Fund LLC

In planning and performing our audit of the financial statements of DB Hedge Strategies Fund LLC (the "Fund") for the year ended March 31, 2004 we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2004.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
May 24, 2004
New York, NY  10036


EXHIBIT B:
Due to the fact that the NSAR program does not allow enough space for question 14, listed below are the additional responses.

Execution
IBOXX Ltd.
K & N Kenanga Bhd
K & N Kenanga Holdings Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores
Mobilarios S.A.
Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
MTS Japan Securities Co. Ltd.
National Discount Brokers Group, Inc.
Nissay Deutsche Asset Management Europe Limited (33%)
OTC Deriv Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
Regis Partners Inc.
Scudder Kemper Investors
SOCX LLC
Tasfiye Halinde Bankers Trust Menkul Degerler A.S.
TheMarkets.com
Tokai Deutsche Asset Management Limited (40%)
Yieldbroker Pty Ltd.
AsiaBondPortal
Bondsin Asia
BT Opera Trading S.A. (dormant)
DB Securities S.A.
DBS Finance S.A.
LoanX
Mortgage Ramp
Swapsclear
Swapswire Limited
Volbroker.com Limited
Yensai
Banca Carime S.p.A.
Bank Inicjatyw Spoleczno-Ekonomicznych SA
Dr. Jung & Partner GmbH
EDORA Funding GmbH
EuroPace IPD Ltd.
EXtrahyp.de Aktiengesellschaft
Millennium Clearing Company, L.L.C.
Minex Corporation
Osaka Stock Exchange Co., Ltd.
Scudder Weisel Capital, L.L.C.
SLB Funding GmbH
TISCO Securities Hong Kong Limited
WERDA Betelligungsgesellschaft mbG